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                               EXHIBIT 21

               SUBSIDIARIES OF OGLEBAY NORTON COMPANY
               --------------------------------------
                                               Jurisdiction
            Subsidiaries                      of Incorporation
            ------------                      ----------------

California Silica Products Company                  California

Canadian Ferrto Hot Metal
  Specialties Limited                               Ontario

Central Silica Company                              Ohio

Indiana Manufacturing Company Inc.                  Indiana

Laxare, Inc.                                        West Virginia

National Perlite Products Company                   Idaho

Oglebay Norton Sales Company                        Ohio

Oglebay Norton Taconite Company                     Minnesota

ON Coast Petroleum Company                          Texas

ONCO Eveleth Company                                Minnesota

ONCO Minerals, Inc.                                 Ohio

ONCO WVA, Inc.                                      West Virginia

ON Corp.                                            Delaware

Pringle Transit Company                             Ohio

Saginaw Mining Company                              Ohio

TBF, Inc.                                           Ohio

Texas Mining Company                                Texas

Tuscarawas Manufacturing Company                    Ohio